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                                                                     EXHIBIT 4.6

                                CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "AGREEMENT") is entered into as of May 30, 1996 by and among FOUR M CORPORATION, a Maryland corporation (the "BORROWER"), and each of the Subsidiaries that are signatories hereto either upon execution hereof as of the date hereof or by execution of an Addendum to Guaranty and Contribution Agreement in the form annexed hereto and made a part hereof as EXHIBIT "A" (each of the foregoing being sometimes referred to herein individually as a "CO-GUARANTOR" and collectively as the "CO-GUARANTORS"). Each capitalized term contained herein that is not otherwise defined herein shall have the meaning given to such term in the Indenture (as hereinafter defined).

                                 W I T N E S S E T H:

         A. Borrower is a party to that certain indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), between Borrower and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE") for the ratable benefit of the holders from time to time (the "HOLDERS") of the Senior Secured Notes (as hereinafter defined), pursuant to which Borrower will issue $170 million principal amount of its 12% Senior Secured Notes due 2006 (including all Series A and Series B senior secured notes to be issued from time to time pursuant to the Indenture, collectively, the "SENIOR SECURED NOTES") the proceeds of which will be used in part to fund the acquisition by Borrower and its Subsidiaries of substantially all of the assets of St. Joe Container Company and to refinance certain outstanding indebtedness of Issuer and its Subsidiaries;

         B. It is a condition to the purchase of the Senior Secured Notes by the Holders that Borrower execute and deliver, (i) that certain Security Agreement, dated as of even date herewith, pursuant to the terms of which Borrower has granted a security interest in substantially all of its assets (other than Excluded Property) to the Trustee for the ratable benefit of the Holders, and (ii) that certain Pledge Agreement, dated as of even date herewith, pursuant to the terms of which Borrower has, among other things, granted a security interest in and pledged the shares of common stock of certain of its Subsidiaries held by it to the Trustee for the ratable benefit of the Holders to secure payment and performance by Borrower of all of its Obligations (as defined in the Indenture) under the Indenture, the Senior Secured Notes and the Collateral Documents to which the Borrower is a party, including, in each case, all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by Borrower but for the effect of the Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ.

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(collectively, the "SECURED OBLIGATIONS"); (all personal property of each of
Borrower and each Co-Guarantor, including, without limitation, the capital stock and personal property described above, in which a security interest attaches in favor of the Trustee for the ratable benefit of the Holders being hereinafter referred to as the "COLLATERAL");

         C. It is a further condition, among others, to the purchase of the Senior Secured Notes by the Holders, that each Co-Guarantor execute and deliver to the Trustee for the ratable benefit of the Holders, among other things, (i) a Guaranty (the "GUARANTY"), of even date herewith pursuant to which each such Co-Guarantor has guaranteed the payment of the Secured Obligations to the Trustee for the ratable benefit of the Holders (the obligations of each such Co-Guarantor created by the Guaranty being hereinafter referred to as the "ACCOMMODATION OBLIGATIONS"), (ii) a Security Agreement, of even date therewith, pursuant to which each such Co-Guarantor has granted a security interest in substantially all of its assets (other than Excluded Property) to the Trustee for the ratable benefit of the Holders as security for the Secured Obligations and the Accommodation Obligations of such Co-Guarantor, and (iii) a Pledge Agreement, of even date therewith, pursuant to which each such Co-Guarantor has, among other things, granted a security interest in and pledged the shares of common stock of certain of its subsidiaries held by it to the Trustee for the ratable benefit of the Holders as security for the Secured Obligations and the Accommodation Obligations of such Co-Guarantor.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

         1. CONTRIBUTION. As used herein, the "ALLOCABLE AMOUNT" of any Co-Guarantor, as of any date of determination, shall be determined to be an amount equal to the maximum amount that could then be claimed against such Co-Guarantor's Collateral or under such Co-Guarantor's Accommodation Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Federal Bankruptcy Code (11 U.S.C. Sec. 101 ET SEQ.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         To the extent that a payment is made on the Secured Obligations by a Co-Guarantor pursuant to the Accommodation Obligations or out of the Collateral owned by such Co-Guarantor (a "CO-GUARANTOR PAYMENT") which, taking into account all other Co-Guarantor Payments then previously or concurrently made by or attributable to any other Co-Guarantor, exceeds the amount of the Co-Guarantor Payment that otherwise would have been made by or attributable to such Co-Guarantor if each such Co-Guarantor had paid the aggregate Secured Obligations satisfied by such Co-Guarantor Payments in the same proportion as such Co-Guarantor's Allocable Amount in effect immediately prior to such Co-Guarantor Payment bore to the aggregate Allocable Amounts of all such Co-Guarantors in effect immediately prior to such Co-Guarantor Payment, then such Co-Guarantor shall be entitled to contribution and indemnification from, and to be reimbursed by, each of the other Co-Guarantors for the


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amount of such excess, pro rata, based upon their respective Allocable Amounts in effect immediately prior to such Co-Guarantor Payment.

         2. MISCELLANEOUS. (a) This Agreement is intended only to define the relative rights of the Co-Guarantors, and nothing set forth in this Agreement is intended to or shall impair the obligations of any Co-Guarantor to pay any amounts as and when the same shall become due and payable in accordance with the terms of the Guaranty.

         (b) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of the Co-Guarantor to which such contribution and indemnification is owing.

         (c) This Agreement shall become effective upon its execution by each of the Borrower and each Co-Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked by any Co-Guarantor until all of the Guaranteed Obligations under and as defined in the Guaranty and the respective obligations of the parties hereto under the other Collateral Documents shall have been indefeasibly paid in full and discharged and the Indenture shall have been terminated. In addition, this Agreement shall terminate with respect to any Co-Guarantor at such time as such Co-Guarantor shall cease to be a Co-Guarantor in accordance with the provisions of Section 9(b) of the Guaranty.

         (d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         (e) The provisions of Section 10 of the Guaranty are incorporated herein for all purposes and made a part hereof with the same force and effect as if fully set forth herein.


                               [Signature Pages Follow]


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         IN WITNESS WHEREOF, each of the Co-Guarantors listed below has executed and delivered this Agreement as of the date first above written.

                             FOUR M CORPORATION, a Maryland corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By: /s/ Mary B. Dopslaff
                                --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             BOX USA GROUP, INC., a New York corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By: /s/ Mary B. Dopslaff
                                --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             FOUR M PAPER CORPORATION, a Delaware corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By: /s/ Mary B. Dopslaff
                                --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                                         -4-

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                             PAGE PACKAGING CORPORATION, a California
                             corporation,
                             having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By: /s/ Mary B. Dopslaff
                                --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             BOX USA, INC., a Delaware corporation,
                             having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By: /s/ Mary B. Dopslaff
                                --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             FOUR M MANUFACTURING GROUP OF GEORGIA, INC., a Pennsylvania corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By: /s/ Mary B. Dopslaff
                                --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President

Acknowledged and agreed to
as of the date first written above.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


By: /s/ Raymond S. Haverstock
   --------------------------------------------
Name: Raymond S. Haverstock
Title: Vice President



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